UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the upcoming annual meeting of stockholders, and as set forth in the definitive proxy statement filed on Schedule 14A filed with the SEC on April 22, 2008, the Company is asking stockholders to consider, among other proposals, a proposal to amend the Company’s 2005 Omnibus Incentive Compensation Plan (the “Plan”) to increase the authorized shares available for issuance.  Following discussions with Institutional Shareholder Services, the Board of Directors has decided that it would be in the best interests of the Company and stockholders to amend certain language of the Plan to prohibit the re-pricing of previously issued stock options.  Accordingly, and pursuant to the provisions of the Plan, the Board has amended the Plan by deleting the language contained in Section 6(b)(v) in its entirety and replacing that language with the following:

“(v) No “Re-Pricing” Without Stockholder Approval.  Except as provided in Section 4, in no event may the Committee directly or indirectly reduce the exercise price of an Award after it has been granted without the approval of a majority of the stockholders eligible to vote.”

A copy of the Company’s 2005 Omnibus Incentive Compensation Plan, as currently in effect, can be found by reference to Appendix A to our definitive proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, Inc.
(Registrant)

May 12, 2008	By:	/s/ Elaine Flud Rodriguez
Sr. Vice President, General Counsel and Secretary